Exhibit 10.1

, 2021

Capitol Investment Corp. VI
1300 17th Street North, Suite 820
Arlington, Virginia 22209

Re:       Initial Public Offering

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the underwriting agreement (the “Underwriting Agreement”) entered into by and between Capitol Investment Corp. VI, a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as representative (the “Representative”) of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned (each, an “Insider,” and collectively, the “Insiders”), hereby agrees, severally but not jointly, with the Company as follows:

1.           If the Company solicits approval of its stockholders of a Business Combination, then in connection with such proposed Business Combination, such Insider will (i) vote all shares of Capital Stock beneficially owned by such Insider, whether acquired before, in or after the IPO, in favor of such Business Combination and (ii) not redeem any shares of Common Stock owned by such Insider in connection with such stockholder approval (although the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares such Insiders hold if the Company fails to consummate a Business Combination within the time period set forth in the Certificate of Incorporation). If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, such Insider agrees that such Insider will not sell or tender any shares of Common Stock owned by such Insider in connection therewith.

2.           In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), such Insider will, as promptly as possible, (i) cause the Trust Account to be liquidated and the aggregate amount then held on deposit in the Trust Account, including interest earned on the funds held in the Trust Account not previously released to pay taxes and less up to $100,000 of interest to pay dissolution expenses, distributed to the holders of Offering Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

3.           Such Insider hereby agrees to not propose, or vote in favor of, an amendment to the Certificate of Incorporation prior to the consummation of a Business Combination to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Certificate of Incorporation or with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity unless the Company provides Public Stockholders with the opportunity to redeem their Offering Shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Offering Shares, upon such approval of any such amendment in accordance with such Section 9.7 thereof.

4.           Such Insider hereby waives, with respect to any shares of Common Stock held by such Insider, if any, any redemption rights such Insider may have in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation to (i) modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Certificate of Incorporation or (ii) with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity (although the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares such Insiders hold if the Company fails to consummate a Business Combination within the time period set forth in the Certificate of Incorporation).

5.           Such Insider hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Founder Shares owned by such Insider and hereby waives any such right, title, interest or claim such Insider may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

6.           In the event of the liquidation of the Trust Account, each of Capitol Acquisition Management VI LLC and Capitol Acquisition Founder VI LLC (collectively, the “Sponsors” (but not, for purposes of clarification, any other stockholders, members or managers of the Sponsors, or any of the other Insiders)) agrees, jointly and severally, to indemnify and hold harmless the Company for any debts and obligations to prospective target businesses with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement or third parties that are owed money by the Company (other than the Company’s independent registered public accounting firm) for services rendered or contracted for or products sold to the Company, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the Trust Account to below (i) $10.00 per Offering Share or (ii) such lesser amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay the Company’s taxes; provided that such indemnity shall not apply (i) if such prospective target business or third party has executed a valid and enforceable agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account or (ii) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsors shall not be responsible to the extent of any liability for such third party claims. The Sponsors shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsors, the Sponsors notify the Company in writing that they shall undertake such defense. Such Insider acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate on the Company’s liquidation.

7.           Except as disclosed in, or expressly contemplated by, the Registration Statement, neither such Insider nor any affiliate of such Insider shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is). Notwithstanding the foregoing, the undersigned and any affiliate of the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

8.         (a)         Such Insider will not, without the prior written consent of the Representative pursuant to the Underwriting Agreement, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Insider or any affiliate of such Insider or any person in privity with such Insider or any affiliate of such Insider), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable or exchangeable for shares of Common Stock, or publicly announce an intention to effect any such transaction (“Transfer”), for a period of 180 days after the date of the Underwriting Agreement; provided, however, the foregoing shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any Transfer of Founder Shares to current or future independent directors of the Company (as long as such current or future independent director is subject to the terms of this Letter Agreement with respect to such Founder Shares at the time of such Transfer, and as long as, to the extent any reporting obligation under Section 16 of the Exchange Act is triggered as a result of such Transfer, any related Section 16 filing includes a practical explanation of the Transfer). The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a Transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

(b)         Such Insider agrees that until the Company consummates a Business Combination, such Insider’s Private Placement Warrants will be subject to the transfer restrictions described in the private placement warrants purchase agreement relating to such Insider’s Private Placement Warrants.

(c)         Such Insider agrees that such Insider shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Company’s initial Business Combination, (x) if the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”). Notwithstanding the foregoing, Transfers of the Founder Shares and shares of Common Stock issued or issuable upon the conversion of the Founder Shares and that are held by any Insider or any of their permitted transferees (that have complied with this paragraph), are permitted (a) to the Company’s sponsors, officers, directors, employees, consultants or affiliates, or any affiliates or family members of any of the Company’s sponsors, officers, directors, employees, consultants or affiliates, any members of a Sponsor, or any affiliates of a Sponsor; (b) to a holder’s officers, directors, employees or members upon the holder’s liquidation, in each case if the holder is an entity; (c) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a member of the holder or a member of the holder’s immediate family or an affiliate of such person, or to a charitable organization; (d) by virtue of laws of descent and distribution upon death; (e) pursuant to a qualified domestic relations order; (f) to the Company for no value for cancellation in connection with the consummation of a Business Combination; (g) by private sales or transfers made at, prior to or in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (h) in the event of the Company’s liquidation prior to the completion of its initial Business Combination; (i) by virtue of the laws of the State of Delaware or the Sponsors’ limited liability company agreements, as amended, upon dissolution of a Sponsor; or (j) in the event of the Company’s completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of a Business Combination; provided, however, that, in each case (except for clause (j) or with the prior written consent of the Company), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

(d)         To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 3,000,000 Units within 45 days from the date of the final prospectus related to the IPO (and as further described in the Registration Statement), such Insider (if such Insider is a Sponsor and holds Founder Shares) agrees that it shall forfeit, at no cost, its pro rata portion of a number of Founder Shares in the aggregate equal to 750,000 multiplied by a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option and (ii) the denominator of which is 3,000,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the number of Founder Shares will represent an aggregate of 20.0% of the Company’s issued and outstanding shares of Capital Stock after the IPO (not including shares of Common Stock underlying the Warrants or the Private Placement Warrants). Such Insider further agrees that to the extent that the size of the IPO is increased or decreased, the Company will effect a stock dividend or share repurchase or contribution back to capital, as applicable, immediately prior to the consummation of the IPO in such amount as to maintain the number of Founder Shares at 20.0% of the Company’s issued and outstanding shares of Capital Stock upon the consummation of the IPO. In connection with such increase or decrease in the size of the IPO, then (A) the references to 3,000,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15.0% of the number of shares included in the Units issued in the IPO and (B) the reference to 750,000 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Insiders (if such Insiders hold Founder Shares) would have to return to the Company in order for the number of Founder Shares to equal an aggregate of 20.0% of the Company’s issued and outstanding shares of Capital Stock after the IPO.

(e)         After the IPO, to the extent the Sponsors contribute additional capital to fund the working capital of the Company, such Insider (other than the Sponsors) will fund a pro rata amount based on such Insider’s ownership of Private Placement Warrants.

9.           (a)         In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, such Insider hereby agrees that until the earlier of the Company’s initial Business Combination and liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any target business that has a fair market value of at least 80% of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the income accrued on the Trust Account), subject to any pre-existing fiduciary or contractual obligations such Insider might have.

10.         Such Insider’s biographical information previously furnished to the Company and the Representative (including any such information included in the Registration Statement) is true and accurate in all respects, does not omit any material information with respect to such Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. Such Insider’s questionnaires previously furnished to the Company and the Representative are true and accurate in all respects. Such Insider represents and warrants that such Insider:

(a)         is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)         has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)         has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

11.         Such Insider has full right and power, without violating any agreement by which such Insider is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director of the Company, and, as applicable, hereby consents to being named in the Registration Statement as an officer and/or director of the Company.

12.         To the extent the Sponsors are required to restructure or change the terms of any of the Founder Shares or Private Placement Warrants held by the Sponsors, such Insider will agree to and approve the same changes to the Founder Shares or Private Placement Warrants held by such Insider.

13.         Such Insider hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of such Insider’s obligations under any of the foregoing paragraphs 1 through 12, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

14.         As used herein, (i) a “Business Combination” shall mean a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses or entities; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean shares of the Company’s Class B common stock, par value $0.0001 per share, initially issued to the Sponsors prior to the consummation of the IPO; (iv) “Offering Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Private Placement Warrants” shall mean the warrants to purchase shares of Common Stock that are being sold privately by the Company to certain Insiders simultaneously with the consummation of the IPO; (vi) “Public Stockholders” shall mean the holders of securities issued in the IPO; (vii) “Registration Statement” means the Company’s registration statement on Form S-1 (File No. 333-252855) filed with the Commission; and (viii) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the IPO and the sale of the Private Placement Warrants will be deposited.

15.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Such Insider hereby (i) agrees that any action, proceeding or claim against such Insider arising out of or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

16.         This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (1) each Insider that is the subject of any such change, amendment, modification or waiver, (2) the Company and (3) the Sponsors.

17.         Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any of the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

18.         No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each Insider and its respective successors, heirs and assigns and Permitted Transferees.

19.         This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

20.         This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

21.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

22.         This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Shares Lock-up Period and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this Letter Agreement prior to its termination.

[Signature Page Follows]

Sincerely,
CAPITOL ACQUISITION MANAGEMENT VI LLC
By:
Name:	Mark D. Ein
Title:	Managing Member
CAPITOL ACQUISITION FOUNDER VI LLC
By:
Name:	L. Dyson Dryden
Title:	Managing Member
LAWRENCE CALCANO

RICHARD C. DONALDSON

L. DYSON DRYDEN

MARK D. EIN

THOMAS S. SMITH, JR.

[Signature Page to Letter Agreement]

Acknowledged and agreed:
CAPITOL INVESTMENT CORP. VI
By:	/s/ L. Dyson Dryden
	Name:	L. Dyson Dryden
	Title:	President and Chief Financial Officer

[Signature Page to Letter Agreement]